GraniteShares ETF Trust N-14

Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 30, 2017, relating to the financial statements and financial highlights of Master Income ETF, a series of ETF Series Solutions, for the year ended November 30, 2016, and to the references to our firm under the headings “Other Service Providers” and “Financial Statements” in the Combined Proxy Statement and Prospectus.

Cohen & Company, Ltd.

Cleveland, Ohio

October 12, 2017